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                                                                EXHIBIT 12.5

                WEST TEXAS UTILITIES COMPANY
             RATIO OF EARNINGS TO FIXED CHARGES
       FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1995
                  (Thousands Except Ratio)
                        (Unaudited)

Operating Income                                                 $58,829

Adjustments:
  Federal income taxes                                             3,602
  Provision for deferred Federal income taxes                      4,344
  Deferred investment tax credits                                 (1,321)
  Other income and deductions                                      2,834
  Allowance for borrowed and equity funds
    used during construction                                         973

        Earnings                                                 $69,261


Fixed Charges:
  Interest on long-term  debt                                    $20,110
  Interest on short-term debt and other                            3,989

        Fixed Charges                                            $24,099


Ratio of Earnings to Fixed Charges                                  2.87